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                                                                   EXHIBIT 10.3

                               THIRD AMENDMENT TO
                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                             1992 STOCK OPTION PLAN


         WHEREAS, UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Company") has heretofore adopted the UNION TEXAS PETROLEUM HOLDINGS, INC. 1992 STOCK OPTION PLAN (the "Plan"); and

         WHEREAS, subsequent thereto, the Company has amended the Plan; and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW THEREFORE, the Plan shall be amended as follows, effective May 9, 1997:

         1. Paragraph IV shall be amended by adding the term "Except as provided below," at the beginning of the first sentence, by adding "or pursuant to a qualified domestic relations order as determined by the Committee" at the end of the first sentence and by adding the following after the first sentence of such Section:

         "The Committee may, in its discretion, adopt rules or guidelines under which any Option (other than an Option intended to constitute an Incentive Stock Option so long as transferability of an Incentive Stock Option is prohibited by the Code) previously granted to an Optionee may be transferred (in whole or in part pursuant to such form as approved by the Company) by the Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Optionee, (iii) a partnership, limited liability company or other entity in which such Immediate Family Members and, if applicable, the Optionee are the only partners, members or stockholders, (iv) the transferee pursuant to a qualified domestic relations order as determined by the Committee, (v) an organization described under Section 501(c)(3) of the Code and which is a private foundation within Section 509(a) of the Code or any trust the only beneficiary (other than an Immediate Family Member and, if applicable, the Optionee) of which is an organization described under Section 501(c)(3) of the Code and which organization is a private foundation within Section 509(a) of the Code or (vi) to other persons or entities as approved by the Board or the Committee in its discretion. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to transfer; provided, however, that no transferred Option shall be exercisable or payable, as the case may be, unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Option."

         2. Paragraph VIII shall be amended by adding the term "Except as provided in Paragraph IV," at the beginning of the first sentence of such Section and by adding the
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following phrase ", which arrangement in the discretion of the Committee may include the relinquishment of a portion of the shares subject to the Option or delivery of shares of Stock owned by the Optionee" to the end of Paragraph VIII(b), before the last word "and".

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, this Third Amendment has been executed this 9th day of May, 1997.

                                      UNION TEXAS PETROLEUM HOLDINGS, INC.



                                      By: /s/ J. L. WHITMIRE
                                         -------------------------------------
                                          J. L. Whitmire
                                          Chairman and Chief Executive Officer

ATTEST:



/s/ LINDA L. MEAGHER
---------------------------
L. L. Meagher
Assistant Secretary